Exhibit 21.1

SUBSIDIARIES OF IMATION CORP.

	Country or State in Which	Percentage of
	Subsidiary was Organized	Ownership

Imation Enterprises Corp.	Delaware	100
Imation Funding Corp.	Delaware	100
Imation Latin America Corp.	Delaware	100
Imation Latin America Marketing S.A.	Panama	100
Imation do Brasil Ltda.	Brazil	100
Imation Chile S.A.	Chile	100
Imation Mexico S.A. de C.V.	Mexico	100
Imation Mercosur Trading S.A.	Uruguay	100
Imation Argentina S.A.C.I.F.I.A	Argentina	100
Imation Colombia S.A.	Colombia	100
Imation Venezuela S.A.	Venezuela	100
Imation Canada Inc.	Canada	100
Imation (Thailand) Ltd.	Thailand	100
Imation Holdings Pte Ltd.	Singapore	100
Imation Asia Pacific Pte Ltd.	Singapore	100
Imation ANZ Pty Ltd.	Australia	100
Imation (Shanghai) Co. Ltd.	China	100
Imation (Guangzhou) International Co. Ltd.	China	100
Imation (Tianjin) International Co. Ltd.	China	100
Imation Information Technology (Beijing) Ltd.	China	100
Imation Hong Kong Ltd.	Hong Kong	100
Imation India Private Ltd.	India	100
Imation Corporation Japan	Japan	60	*
Imation Korea, Inc.	Korea	100
Imation (Malaysia) SDN.BHD	Malaysia	100
Imation Singapore Pte. Ltd.	Singapore	100
Imation Taiwan Ltd.	Taiwan	100
Memorex Products (Taiwan) Inc.	Taiwan	100
Imation Europe B.V	Netherlands	100
Imation France S.A.	France	100
Imation Deutschland GmbH	Germany	100
Imation S.p.A.	Italy	100
Imation Iberia, S.A.	Spain	100
Imation Middle East FZE	United Arab Emirates	100
Imation U.K. Limited	United Kingdom	100
Imation Ireland Ltd.	Ireland	100
Global Data Media FZ-LLC	United Arab Emirates	51	*
Glyphics Media Inc.	New York	51	*
MBI International FZ-LLC	United Arab Emirates	51	*
MBI International Services Private Ltd.	India	51	*
MBII India Marketing Private Ltd.	India	51	*
Memorex Products Inc.	California	100
eMemorex.com	Delaware	100
Memorex Canada Ltd.	Canada	100
Memorex Products Europe Ltd.	United Kingdom	100
Memorex Products GmbH	Germany	100
Memorex Products SAS	France	100
Hanny Magnetics Europe Limited	United Kingdom	100

* Japan and Global Data Media FZ-LLC and its subsidiaries are joint ventures.